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                                                                    EXHIBIT 23.9



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2000 included in MediaOne Group, Inc.'s consolidated financial statements for the year ended December 31, 1999, filed in AT&T Corp.'s Form 8-K dated March 28, 2001 and to all references to our Firm included in this Registration Statement.

Arthur Andersen LLP

Denver, Colorado,
 February 8, 2002.